January 1, 2013

FortunatoVillamagna
Director
Northumberland Resources, Inc.
701 N. Green Valley Parkway.
Suite 200-258
Henderson, NV 89074

Dear Mr. Villamagna,

It is with great regret that I am writing to inform you of my decision to resign my position on the Board of Directors of Northumberland Resources, Inc., effective immediately.

My other commitments have become too great for me to be able to fulfill the requirements of my position on the Board, and I feel it is best for me to make room for someone with the time and energy to devote to the job.

Sincerely,

T. Chris Knowles